Exhibit 4.5

Shareholders’ Rights Entrustment Agreement

This Shareholders’ Rights Entrustment Agreement (hereinafter referred to as this “Agreement”) is made and entered into by and between the following parties in Beijing, China on December 21, 2021:

Party A:

Zhizhe Sihai (Beijing) Technology Co., Ltd., a limited liability company established and existing in accordance with the PRC laws, with its address at 3-011, Workshop 1, 3/F, Building 1, A5 Xueyuan Road, Haidian District, Beijing.

Party B:	Yuan Zhou, ID No.: ******************;

Dahai Li, ID No.: ******************;

Party C:

Beijing Zhizhe Tianxia Technology Co., Ltd., a limited liability company established and existing in accordance with the PRC laws, with its address at 3-010, Workshop 1, 3/F, Building 1, A5 Xueyuan Road, Haidian District, Beijing.

Whereas:

1.

Party B, as the current shareholders of Party C, collectively holds 100% of the equity interests of Party C (hereinafter referred to as “Party C’s Equity”) as of the date of signing this Agreement. Party A is a wholly foreign-owned enterprise registered in Beijing, China;

2.

Party A is 100% directly owned by Zhihu Technology (HK) Limited (a company registered under Hong Kong laws) (the "Hong Kong Company"), while the Hong Kong Company is 100% directly owned by Zhihu Inc. (a company registered under the laws of Cayman Islands) (the "Cayman Islands Company").

3.

On the signing date of this Agreement, the parties signed an Exclusive Option Agreement (including its amendments from time to time, hereinafter referred to as the “Exclusive Option Agreement”). If Party A makes a purchase request on its independent judgment, as permitted by the PRC laws and in accordance with the corresponding conditions, (a) Party B shall, as requested, transfer all or part of its equity in Party C to Party A and/or its designated party (hereinafter referred to as the “Designee”, which shall be the Cayman Islands Company or its directly or indirectly wholly-owned subsidiary) according to its requirements; (b) Party C shall transfer all or part of its assets to Party A and/or the Designee according to its requirements;

Exhibit 4.5

4.

The parties signed a Share Pledge Agreement (including its amendments from time to time, hereinafter referred to as the "Share Pledge Agreement") on the signing date of this Agreement, according to which Party B pledges all its equity in Party C (i.e., Party C’s Equity) to Party A to provide pledge guarantee for the contractual obligations and secured debts mentioned in the Share Pledge Agreement;

5.

Party A and Party C signed an Exclusive Business Cooperation Agreement (including its amendments from time to time, hereinafter referred to as the "Business Cooperation Agreement") on the date of signing this Agreement, according to which Party A provides relevant exclusive technical services, technical consultation and other services to Party C;

6.

In order to ensure the performance of the Business Cooperation Agreement and the legitimate rights and interests of Party A, the parties intend to sign this Agreement on matters such as entrusting the voting rights of shareholders by Party B to Party A. Party B intends to entrust the individuals or entities designated by Party A to exercise its entrustment rights in Party C (as defined below), and Party A also intends to designate such individuals or entities to accept the entrustment.

Now, therefore, through amicable negotiation, the parties have reached the following agreements:

1.	Entrustment rights

1.1	Party B severally but not jointly, unconditionally and irrevocably promises that it shall sign the Power of Attorney (hereinafter referred to as the "Power of Attorney") with the content and format as Annex I on the date of signing this Agreement, and authorize Party A or, as required by Party A, the directors selected by the board of directors of its overseas parent company designated by Party A and the liquidator or other successors (hereinafter referred to as the “Trustee”) acting for these directors to exercise their rights as shareholders of Party C, who enjoy all shareholders' rights and exercise corresponding shareholders' rights in all matters of Party C on behalf of Party B according to Party C's then effective articles of association and transaction agreements (as defined in the Share Pledge Agreement) and applicable laws and regulations, but such Trustee shall not be Party B itself or other shareholders of Party C. Such shareholder rights (hereinafter referred to as the “entrustment rights”) include but are not limited to:

1)	Exercising all shareholders' rights and shareholders' voting rights enjoyed by Party B in accordance with the PRC laws (including any laws,

Exhibit 4.5

regulations, rules, notices, interpretations or other binding documents issued by any central or local legislative, administrative or judicial department before or after the signing of this Agreement, hereinafter referred to as the "PRC laws") and transaction agreements (as defined in the Share Pledge Agreement) and the articles of association of Party C (including any other shareholders’ voting rights stipulated after the amendment of the articles of association), including but not limited to the right to dividends, sell, transfer, pledge or dispose of part or all of Party C’s Equity (subject to the terms of the transaction agreements (as defined in the Share Pledge Agreement));

2)	Acting as the legal representative of Party C, or the chairman (if applicable), director or manager of Party C, and/or designating, appointing or replacing the legal representative, chairman (if applicable), directors, supervisors, chief executive officer (or manager) and other senior executives of Party C on behalf of Party B according to the specific terms in the generation of legal representative recorded in the articles of association of Party C, and bringing a lawsuit or taking other legal actions against the directors or senior executives, when the behavior of the directors, supervisors or senior executives of Party C harms the interests of Party C or its shareholders;

3)	Signing documents for exercising shareholders' rights related to Party C’s Equity (but not including signing the transaction agreements (as defined in the Share Pledge Agreement) or any amendment thereof) and filing documents in the relevant company registry;

4)	Putting forward suggestions, convening and attending the shareholders' meeting, and signing any relevant shareholders' meeting minutes, resolutions or other legal documents;

5)	Making decisions on major issues related to Party C's business, and reviewing and approving all relevant reports and plans;

6)	Representing the registered shareholders of Party C to exercise their voting rights in case of bankruptcy, liquidation, dissolution or termination of Party C;

7)	Obtaining the remaining assets after Party C’s bankruptcy, liquidation, dissolution or termination;

8)	Deciding to submit and register documents related to Party C to government departments;

9)

Exercising any shareholder's rights to deal with Party C's assets, including but not limited to the right to manage its asset-related business, the right to access its revenue and the right to acquire its assets; and

10)	Other rights of any shareholder as stipulated by other applicable PRC laws and regulations and the articles of association of Party C (and its amendments from time to time).

Exhibit 4.5

1.2

Without limiting the generality of the rights granted under this Agreement, Party A shall have the rights and authorization under this Agreement to sign the transfer contract agreed and defined in the Exclusive Option Agreement on behalf of Party B (when Party B is required to be a party to the contract), and perform the terms of the Share Pledge Agreement and the Exclusive Option Agreement signed by Party B on the same day as this Agreement.

1.3

Party B shall not abuse its rights as a shareholder of Party C to harm the interests of Party C. If Party B abuses the rights as a shareholder, Party A has the right to exercise the option under the Exclusive Option Agreement.

1.4

Party B hereby promises that, in case of bankruptcy, liquidation, dissolution or termination of Party C, all assets including Party C’s Equity obtained by Party B after bankruptcy, liquidation, dissolution or termination of Party C will be transferred to Party A free of charge or at the lowest price allowed by PRC laws at that time, or all assets, including equity of Party C, will be disposed of by the liquidator at that time to protect the interests of Party A's direct or indirect shareholders and/or creditors.

1.5

With the consent of Party B, Party A has the right to sub-entrust other parties to handle matters under Article 1.1. The Trustee and/or Party A shall exercise the entrustment rights just as Party B personally exercises the shareholders’ rights. The premise of authorization and entrustment of the entrustment rights is that the Trustee is a Chinese citizen appointed by Party A's members of the board of directors (or executive directors) or the board of directors (or executive directors) through consultation, and Party B agrees with the above authorization and entrustment. When Party A sends a written notice to Party B to replace the Trustee, Party B shall immediately designate other Designees or Trustees appointed by Party A that meet the conditions agreed in this Agreement to exercise the above entrustment rights, and sign the Power of Attorney with the content and format as Annex I. Once the new Power of Attorney is made, it will replace the original Power of Attorney. At the same time, Party B shall also announce or explain that the original Power of Attorney has been abolished by sending a notice to relevant persons or other forms of publicity. In addition, Party B shall not revoke the entrustment and authorization made to the Trustee and/or Party A.

1.6

Subject to other articles of this Agreement (including but not limited to Article 12.1), Party B shall confirm and recognize any legal consequences arising from the Trustee and/or Party A's exercise of the above-mentioned entrustment rights and assume corresponding legal responsibilities.

1.7

The Trustee and/or Party A's exercise of all shareholders' rights and/or entrustment rights related to Party C’s Equity shall be regarded as Party B's own behavior, and all signed documents about the exercise of shareholders’ rights related to Party C’s Equity (but not including the transaction agreements (as defined in the Share Pledge Agreement) or any amendment thereof) shall be

Exhibit 4.5

regarded as signed by Party B. The Trustee and/or Party A can act according to their own intention during the above-mentioned behaviors, without prior consent of Party B. Party B hereby acknowledges and approves the acts and/or documents of the Trustee and/or Party A.

1.8

During the validity period of this Agreement, Party B agrees and confirms that without the prior written consent of Party A, it is not allowed to exercise all shareholder’s rights related to Party C’s Equity that have been authorized to Party A and/or the Trustee in this Agreement.

1.9

In case of death, incapacity, marriage, divorce, bankruptcy or other events of Party B that may affect Party B's exercise of Party C’s Equity held by Party B, Party B's successors (including spouses, children, parents, brothers and sisters, grandparents and maternal grandparents) or shareholders or assignees of Party C’s Equity at that time will be regarded as the signatories of this Agreement, and inherit/assume all rights and obligations of Party B under this Agreement.

2.Right to information

2.1For the purpose of exercising the entrustment rights under this Agreement, Party A and/or the Trustee have the right to know all kinds of relevant information of Party C's company operation, business, customers, finance, employees and so on, and consult relevant information of Party C, and Party C shall fully cooperate with it.

3.	Exercise of entrustment rights

3.1

Party B will provide full assistance to the Trustee and/or Party A in exercising the entrustment rights, such as timely signing relevant legal documents, including but not limited to the Power of Attorney with detailed scope of authorization (if required by relevant laws, regulations or articles of association and/or other normative documents) when necessary (for example, to meet the requirements of documents submission to government departments for approval, registration and filing, or the requirements of laws, regulations, normative documents, articles of association or other government departments' instructions or orders).

3.2

Party B irrevocably agrees that when Party A puts forward a written request related to the exercise of entrustment rights, Party B shall take actions in accordance with the provisions within three (3) days after receiving the written request to meet Party A's requirements on the exercise of entrustment rights.

3.3If at any time during the term of this Agreement, the grant or exercise of entrustment rights under this Agreement cannot be realized for any reason

Exhibit 4.5

(except for the default by Party B or Party C), the parties shall immediately seek the closest alternatives to the unfulfillable provisions, and sign supplementary agreements to modify or adjust the terms of this Agreement when necessary, so as to ensure the realization of the purpose of this Agreement.

4.	Exemption and compensation

4.1

The parties confirm that under no circumstances shall Party A be required to assume any responsibility or make any financial or other compensation to other parties or any third party for its exercise and/or its designated Trustee’s exercise of the entrustment rights under this Agreement.

4.2

Subject to other provisions of this Agreement (including but not limited to Article 12.1), Party B and Party C agree to compensate and prevent all losses that Party A has suffered or may suffer as a result of its exercise and/or its designated Trustee’s exercise of entrustment rights, including but not limited to any losses caused by any third party's lawsuit, recovery, arbitration, claim or administrative investigation and punishment by government agencies. However, if the losses are caused by intentional or serious negligence of Party A and/or the Trustee, such losses are not included in the compensation.

5.	Representations and warranties

5.1	Party B hereby severally but not jointly makes the following representations and warranties:

5.1.1	Party B has complete and independent legal status and legal capacity, has been duly authorized to sign, deliver and perform this Agreement, and can independently be the litigation subject as a party.

5.1.2

Party B has the full right and authorization to sign and deliver this Agreement and all other documents related to the transactions described in this Agreement that Party B will sign, and it has the full right and authorization to complete the transactions described in this Agreement. This Agreement is legally and properly signed and delivered by Party B. This Agreement constitutes a legal and binding obligation for Party B and can be enforced according to the terms of this Agreement.

5.1.3

Upon the effectiveness of this Agreement, Party B is the legal shareholder of Party C registered by the industrial and commercial authorities and recorded in the register of shareholders. Except for the

Exhibit 4.5

rights set in this Agreement, the Share Pledge Agreement, the Exclusive Option Agreement and the transaction agreements (as defined in the Share Pledge Agreement), there is no third party right in the entrustment rights. According to this Agreement, Party A and/or the Trustee can fully exercise the entrustment rights according to the then effective articles of association of Party C.

5.1.4

The signing, delivery and performance of this Agreement and the completion of the transactions under this Agreement do not violate the provisions of PRC laws, and do not violate any binding agreements, contracts or other arrangements that it has reached with any third party.

5.2	Party A and Party C hereby represent and warrant as follows:

5.2.1

Party A and Party C are limited liability companies duly registered and legally existing according to the laws of their place of registration, with independent legal personality, have complete and independent legal status and legal capacity to sign, deliver and perform this Agreement, and can independently be the litigation subject as a party.

5.2.2

Party A and Party C have full rights and authorization within the company to sign and deliver this Agreement and all other documents related to the transactions described in this Agreement which they will enter into, and they have full rights and authorization to complete the transactions described in this Agreement.

5.3	Party C further represents and warrants as follows:

5.3.1

Party B is the legal shareholder of Party C when this Agreement comes into effect. Except for the rights set in this Agreement, the Share Pledge Agreement, the Exclusive Option Agreement and transaction agreements (as defined in the Share Pledge Agreement), there is no third party right in the entrustment rights. According to this Agreement, Party A and/or the Trustee can fully exercise the entrustment rights according to the then effective articles of association of Party C.

5.3.2

The signing, delivery and performance of this Agreement and the completion of the transactions under this Agreement do not violate the provisions of PRC laws, or any of its articles of association, rules and bylaws or other charter documents, and do not violate any binding agreements, contracts or other arrangements that it has reached with any third party.

6.	Assignment

Exhibit 4.5

Party A has the right to decide on its own to delegate or assign this Agreement and/or its rights related to this Agreement to other Designees without prior notice to Party B or Party C, or the consent of Party B or Party C.

7.	Term of agreement

7.1

On the premise that Party B or Party B's successor or transferee of Party C’s Equity at that time is a shareholder of Party C, this Agreement will come into force, be irrevocable and continue to be valid as of the date of signing, unless Party A gives a written instruction to the contrary, or terminates this Agreement in advance according to Article 7.2 or Article 8 of this Agreement. Once Party A notifies Party B in writing to terminate this Agreement in whole or in part or change the Trustee, Party B will immediately withdraw the entrustment and authorization made to Party A and the Trustee here, and immediately sign the Power of Attorney with the same format as the Power of Attorney in Annex I of this Agreement under the written instruction of Party A, and make authorization and entrustment with the same content as this Agreement to other persons or entities nominated by Party A.

7.2

This Agreement will automatically terminate under the following circumstances: (a) When PRC law allows Party A or the Designee to directly hold the equity of Party C and legally engage in the business of Party C, and Party A or the Designee is officially registered as the sole shareholder of Party C; or (b) Party A or the Designee purchases all the assets of Party C according to the Exclusive Option Agreement, and uses the assets of Party C to legally engage in the business of Party C.

8.Default liability

8.1Subject to other articles of this Agreement (including but not limited to Article 12.1), the parties agree and confirm that if either party (hereinafter referred to as the "Defaulting Party") violates any agreement under this Agreement, or fails to perform or delays in performing any obligation under this Agreement, it will constitute a default (hereinafter referred to as "default"), and any one of the other non-defaulting parties (hereinafter referred to as "Observant Party") has the right to require the Defaulting Party to make corrections or take remedial measures within a reasonable period. If the Defaulting Party fails to make corrections or take remedial measures within a reasonable period of time or within ten (10) days after the other party’s notification in writing to the Defaulting Party for corrections, then

8.1.1	The Observant Party has the right to unilaterally and immediately terminate this Agreement and ask the Defaulting Party to pay damages when Party B or Party C is the Defaulting Party;

Exhibit 4.5

8.1.2

The Observant Party shall exempt Party A from its obligation of compensation for damages, when Party A is the Defaulting Party, and have no right to terminate or dissolve this Agreement under any circumstances, unless otherwise provided by law.

8.2	Notwithstanding other provisions of this Agreement, the validity of the provisions of Article 8 will not be affected by the termination of this Agreement.

9.	Confidentiality

The parties acknowledge that any oral or written information exchanged by the parties in connection with this Agreement is confidential. Each party shall keep all such information confidential, and shall not disclose any relevant information to any third party without the written consent of other parties, except for the following situations: (a) such information that is known to the public (but it is not disclosed to the public by the receiving party); (b) information required to be disclosed by applicable laws or rules or regulations of any stock exchange; or (c) the information that any party needs to disclose to its legal adviser or financial adviser on the transactions stipulated in this Agreement, and the legal adviser or financial adviser is also bound by the similar confidentiality obligation in this article. The disclosure of any confidential information by the staff or institutions employed by any party shall be regarded as the disclosure of such confidential information by such party, and such party shall be legally liable for the violation of this Agreement. This article shall continue to be valid regardless of the termination of this Agreement for any reason.

10.	Governing laws and dispute resolution

10.1	The signing, entry into force, interpretation, performance, modification and termination of this Agreement and the resolution of disputes under this Agreement shall be governed by PRC laws.

10.2

In case of any dispute arising from the interpretation and performance of this Agreement, the parties shall first resolve the dispute through friendly negotiation. If the parties fail to reach an agreement on the resolution of such disputes within thirty (30) days after a party requests the other parties to resolve the disputes through negotiation, any party may submit the relevant disputes to Beijing Arbitration Commission for arbitration and resolution according to its then effective arbitration rules. The arbitration shall be conducted in Beijing, and the language of arbitration shall be Chinese. The arbitration award shall be final and binding on the parties. After the arbitration award comes into effect, any party has the right to apply to the court with jurisdiction to enforce the arbitration award. The arbitration tribunal may rule that Party C's equity interests, assets or properties shall be used to compensate or offset the losses caused to Party A due to other parties'

Exhibit 4.5

breach of this Agreement, award compulsory relief for relevant business or compulsory asset transfer, or order Party C to go bankrupt. If necessary, the arbitration institution shall have the right to decide that the Defaulting Party immediately stops the breach of agreement or shall not engage in any behavior that may further expand the losses suffered by Party A before making a final decision on the disputes between the parties. Courts in Hong Kong, Cayman Islands or other courts with jurisdiction (including the court where Party C resides, or the court where Party A or Party C’s main assets are located shall be deemed to have jurisdiction) also have the right to award or enforce the award of the arbitration tribunal, and have the right to award or enforce temporary relief for Party C's equity interests or properties, and also have the right to make a ruling or judgment to give temporary relief to the party who initiates the arbitration while waiting for the formation of the arbitration tribunal or under other appropriate circumstances, such as ruling or judging that the Defaulting Party immediately stops the breach of agreement, or ruling that the Defaulting Party shall not conduct any behavior that may further expand the losses suffered by Party A.

10.3

In case of any dispute arising from the interpretation and performance of this Agreement or when any dispute is being arbitrated, the parties shall continue to exercise their respective rights and perform their respective obligations under this Agreement, except for the disputed matters.

10.4

After the signing date of this Agreement, if there is any promulgation or change of any Chinese laws, regulations or rules at any time, or the change of interpretation or application of such laws, regulations or rules, the following agreements shall apply: To the extent permitted by PRC laws, (a) if the change of laws or newly promulgated regulations are more favorable to a party than the relevant laws, regulations, decrees or regulations in force on the date of signing this Agreement (while the other parties are not seriously adversely affected), each party shall apply for the benefits brought by the changed or new regulations in time and try its best to get the application approved; or (b) if the economic interests of either party under this Agreement are seriously adversely affected directly or indirectly due to the above-mentioned legal changes or newly promulgated regulations, this Agreement shall continue to be implemented in accordance with the original terms. Each party shall use all legal means to obtain the exemption from complying with the change or regulation. If the adverse impact on the economic interests of either party cannot be solved according to the provisions of this Agreement, after the affected party notifies other parties, the parties shall negotiate in time and make all necessary amendments to this Agreement to maintain the economic interests of the affected party under this Agreement.

11.	Notice

11.1	All notices and other communications required or allowed to be sent

Exhibit 4.5

according to this Agreement shall be delivered by special person or sent to the address of such party listed in Annex II by registered mail with prepaid postage and commercial express service. The date when such notices are deemed to be effectively served shall be determined as follows:

11.1.1

If the notice is delivered by special person or express delivery service, it shall be deemed to have been effectively served at the designated receiving address of the notice on the date of delivery or rejection.

11.1.2	If the notice is sent by registered mail with prepaid postage, it shall be deemed to have been effectively served on the fifteenth (15th) day after the date on the receipt of the registered mail.

11.2	Each party may change the receiving address of its notice at any time by sending a notice to other parties according to this article.

12.	Miscellaneous

12.1

Despite any other provisions in this Agreement or other transaction agreements (as defined in the Share Pledge Agreement) or any other documents or laws, Party B's obligations and responsibilities under this Agreement are several but not joint. This article shall continue to be valid regardless of the termination of this Agreement for any reason.

12.2

Any amendment, change and supplement to this Agreement shall be made in writing and shall come into effect after being signed or sealed by the parties and the government registration procedures (if applicable) are completed.

12.3

Party A can decide at its own discretion to unconditionally terminate this Agreement at any time by sending a written notice to Party B and Party C unilaterally without assuming any responsibility. Party B and Party C have no right to unilaterally terminate this Agreement.

12.4

If the Stock Exchange of Hong Kong Limited or other regulatory agencies put forward any amendment opinions to this Agreement, or if there are any changes related to this Agreement in the securities listing rules or related requirements of the Stock Exchange of Hong Kong Limited, the parties shall make reasonable amendments to this Agreement accordingly.

12.5	All fees and actual expenses related to this Agreement, including but not limited to attorney fees, production costs, stamp duty and any other taxes and expenses, shall be borne by Party C.

12.6	This Agreement is made in four (4) copies, with one (1) copy for each signatory, all of which have the same legal effect.

[The remainder of this page is intentionally left blank.]

Exhibit 4.5

(This page is intentionally left blank, and serves as the signature page for the Shareholders’ Rights Entrustment Agreement)

In witness whereof, this Shareholders’ Rights Entrustment Agreement is signed by the parties as of the date and in the place first above written.

Zhizhe Sihai (Beijing) Technology Co., Ltd.
(Seal)

/s/ Yuan Zhou

Exhibit 4.5

(This page is intentionally left blank, and serves as the signature page for the Shareholders’ Rights Entrustment Agreement)

In witness whereof, this Shareholders’ Rights Entrustment Agreement is signed by the parties as of the date and in the place first above written.

Beijing Zhizhe Tianxia Technology Co., Ltd.
(Seal)

/s/ Dahai Li

Exhibit 4.5

(This page is intentionally left blank, and serves as the signature page for the Shareholders’ Rights Entrustment Agreement)

In witness whereof, this Shareholders’ Rights Entrustment Agreement is signed by the parties as of the date and in the place first above written.

Yuan Zhou

Signature:	/s/ Yuan Zhou

Exhibit 4.5

(This page is intentionally left blank, and serves as the signature page for the Shareholders’ Rights Entrustment Agreement)

In witness whereof, this Shareholders’ Rights Entrustment Agreement is signed by the parties as of the date and in the place first above written.

Dahai Li

Signature:	/s/ Dahai Li

Exhibit 4.5

Annex I: Power of Attorney

Date:    , 2021

     (the “Shareholder”) is registered to hold     % equity of Beijing Zhizhe Tianxia Technology Co., Ltd. (the “Company”). The Shareholder hereby irrevocably and exclusively authorizes Zhizhe Sihai (Beijing) Technology Co., Ltd. (the “Trustee”) and its appointed representative trustee to exercise the entrustment rights defined in the Shareholders’ Rights Entrustment Agreement (the “Agreement”) signed by the Shareholder, the Company and the Trustee on     , 2021.

This Power of Attorney is effective at the same time as the Agreement, and is irrevocable.

Shareholder:
Signature:

Exhibit 4.5

Annex II

For the purpose of notification, the contact details of each party are as follows:

Party A:

Address: 3-011, Workshop 1, 3/F, Building 1, A5 Xueyuan Road, Haidian District, Beijing

Recipient: Yuan Zhou

Party B:

Yuan Zhou

Address: **********

Dahai Li

Address: **********

Party C:

Address: 3-010, Workshop 1, 3/F, Building 1, A5 Xueyuan Road, Haidian District, Beijing

Recipient: Yuan Zhou

Exhibit 4.5

Power of Attorney

Date: December 21, 2021

Mr. Yuan Zhou (the “Shareholder”) is registered to hold 99.31% equity of Beijing Zhizhe Tianxia Technology Co., Ltd. (the “Company”). The shareholder hereby irrevocably and exclusively authorizes Zhizhe Sihai (Beijing) Technology Co., Ltd. (the “Trustee”) and its appointed representative trustee to exercise the entrustment rights defined in the Shareholders’ Rights Entrustment Agreement (the “Agreement”) signed by the Shareholder, the Company and the Trustee on December 21, 2021.

This Power of Attorney is effective at the same time as the Agreement and is irrevocable.

Shareholder: Yuan Zhou
Signature:	/s/ Yuan Zhou

Exhibit 4.5

Power of Attorney

Date: December 21, 2021

Mr. Dahai Li (the “Shareholder”) is registered to hold 0.69% equity of Beijing Zhizhe Tianxia Technology Co., Ltd. (the “Company”). The shareholder hereby irrevocably and exclusively authorizes Zhizhe Sihai (Beijing) Technology Co., Ltd. (the “Trustee”) and its appointed representative trustee to exercise the entrustment rights defined in the Shareholders’ Rights Entrustment Agreement (the “Agreement”) signed by the Shareholder, the Company and the Trustee on December 21, 2021.

This Power of Attorney is effective at the same time as the Agreement and is irrevocable.

Shareholder: Dahai Li
Signature:	/s/ Dahai Li